UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

IKENA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40287	81-1697316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ikena Oncology, Inc.

645 Summer Street, Suite 101

Boston, Massachusetts 02210

(Address of principal executive offices, including zip code)

(857) 273-8343

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IKNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Registration Statement on Form S-1, as amended (File No. 333-253919) (the “Registration Statement”) of Ikena Oncology, Inc. (the “Company”), in connection with the initial public offering of the Company’s common stock (the “IPO”), the Company entered into new employment agreements with each Mark Manfredi, Ph.D., Douglas Carlson, and Sergio Santillana, M.D., M.Sc., MBA, which shall supersede each such named executive officer’s existing offer letter and employment agreement, as applicable, effective upon the consummation of the IPO. The new employment agreements contain substantially similar terms that provide for Dr. Manfredi’s, Mr. Carlson’s, and Dr. Santillana’s continued employment and set forth their annual base salary of $530,000, $410,000 and $440,000, respectively, the terms of their discretionary annual bonus, the at-will nature of their employment, certain expense reimbursements, the terms of severance payments payable upon certain terminations of employment and their eligibility to participate in our benefit plans generally.

In the event that Dr. Manfredi’s, Mr. Carlson’s, and Dr. Santillana’s service with the Company is terminated without “cause” or for “good reason” (in each case, as defined in his or her employment agreement), on or within twelve months after the closing of a “change in control” (as defined in his or her employment agreement), such named executive officer will be entitled to the following severance benefits, subject to the executive executing a separation agreement and it becoming effective, (i) a lump-sum payment equal to equal to 1 times (or in the case of Dr. Manfredi, 1.5 times) of such named executive officer’s then-current base salary or the base salary in effect immediately prior to the change in control, if higher, (ii) a lump-sum payment in an amount equal to 1 times (or in the case of Dr. Manfredi, 1.5 times) of such named executive officer’s annual target bonus for the then-current year; (iii) immediate acceleration of all time-based stock options and other stock-based awards subject to time-based vesting held by such named executive officer, effective as of the later of the date of termination or the effective date of the separation agreement and release; and (iv) up to 12 months (or in the case of Dr. Manfredi, 18 months) of the employer portion of the COBRA premium amounts.

In the event that Dr. Manfredi’s, Mr. Carlson’s, and Dr. Santillana’s service with the Company is terminated without “cause” or for “good reason,” in each case, other than in connection with a change in control, such named executive officer will be entitled to the following severance benefits, subject to such executive executing a separation agreement and release and it becoming effective: (i) a lump-sum payment equal to nine months of such named executive officer’s then-current base salary (or in the case of Dr. Manfredi, 12 months) and (ii) up to nine months (or in the case of Dr. Manfredi, 12 months) of COBRA premium reimbursements.

Upon the occurrence of a change of control, all payments and benefits received by Dr. Manfredi, Mr. Carlson, and Dr. Santillana in connection with a change of control that constitute “excess parachute payments” under Section 280G of the Code will be subject to a modified economic cutback treatment such that the “excess parachute payments” to be received by each such affected named executive officer will either be (i) paid in full or (ii) reduced below such named executive officer’s threshold amount under Code Section 280G in order to avoid triggering the excise tax that would otherwise be payable on such “excess parachute payment” amounts.

In addition, each of the Company’s named executive officers previously entered into a standard confidential information, non-competition, non-solicitation, and invention assignment agreement with the Company which continues to remain in effect and contains protections of confidential information, requires the assignment of inventions and contains other restrictive covenants.

The foregoing summaries of the employment agreements are qualified in their entirety by reference to the text of the form of amended and restated employment agreement filed as Exhibit 10.6 to the Registration Statement on March 22, 2021 and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

As previously disclosed in the Registration Statement, on March 30, 2021 and in connection with the consummation of the IPO, the Company filed a fifth amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Company’s board of directors (the “Board”) and the Company’s stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the consummation of the IPO. The Restated Certificate amends and restates the Company’s existing fourth amended and restated certificate of incorporation in its entirety to, among other things: (i) authorize 142,000,000 shares of voting common stock; (ii) authorize 8,000,000 shares of non-voting common stock; (iii) eliminate all references to the previously-existing series of preferred stock; and (iv) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, as previously disclosed in the Registration Statement, on March 25, 2021 and in connection with the consummation of the IPO, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Board and the Company’s stockholders to become effective immediately upon effectiveness of the Registration Statement, became effective. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Restated Certificate.

The foregoing description of the Amended and Restated Bylaws is qualified by reference to the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Fifth Amended and Restated Certificate of Incorporation of Ikena Oncology, Inc.

3.2	Amended and Restated Bylaws of Ikena Oncology, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ikena Oncology, Inc.

Date: March 30, 2021	By:	/s/ Mark Manfredi
Mark Manfredi, Ph.D.
President and Chief Executive Officer